Exhibit 99.1

InterCept, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

March 31, 2004

(in thousands, except share amounts)

(a) March 31, 2004
(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,072
Restricted short term investments	115
Accounts receivable, less allowance for doubtful accounts of $965 and $1,309 at March 31, 2004 and December 31, 2003, respectively	23,979
Advances to SLM	4,526
Deferred tax assets	5,084
Prepaid expenses	8,959
Notes receivable	15,000
Other current assets	9,584

Total current assets	69,319

Property and equipment, net	45,677
Intangible assets, net	42,892
Goodwill	88,418
Deferred tax assets	23,637
Other noncurrent assets	12,033

Total assets	$281,976

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$—
Accounts payable and accrued liabilities	26,313
Client payouts and reserves	—
Deferred revenue	11,872

Total current liabilities	38,185

Long-term debt, less current portion	19,500
Deferred revenue	543
Other non-current liabilities	3,000
Deferred tax liability	—

Total liabilities	61,228

Minority interest	320

Shareholders’ equity:
Preferred stock, no par value; 1,000,000 shares authorized; 100,000 and 101,569 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively	10,067
Common stock, no par value; 50,000,000 shares authorized; 20,279,636 and 20,230,980 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively	303,425
Retained deficit	(93,052)
Accumulated other comprehensive loss	(12)

Total shareholders’ equity	220,428

Total liabilities and shareholders’ equity	$281,976

(a)	Represents the historical unaudited balance sheet as of March 31, 2004 contained in its quarterly report on Form 10-Q filed with the SEC on May 10, 2004. Additionally, the above balance sheet reflects the sale of the merchant processing segment, as it closed on March 22, 2004.

The accompanying notes are an integral part of these condensed consolidated balance sheets.

InterCept, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statements of Operations

December 31, 2003

(in thousands, except per share data)

	(a) December 31, 2003	(b) Adjustments	December 31, 2003

	(Unadjusted)		(Adjusted)
Revenues:
Financial institution services	$183,042		$183,042
Merchant services	61,377	$(61,377)	—
Customer reimbursements	14,110		14,110

Total revenues	258,529	(61,377)	197,152

Costs of services:
Costs of financial institution services	92,679		92,679
Costs of merchant services	26,213	(26,213)	—
Customer reimbursements	14,110		14,110
Selling, general and administrative expenses	106,713	(33,953)	72,760
Depreciation and amortization	20,846	(6,519)	14,327
Impairment Charge	130,652	(130,652)	—

Total operating expenses	391,213	(197,337)	193,876

Operating income	(132,684)	135,960	3,276
Interest expense	(2,006)		(2,006)
Other (expense) income, net	(2,785)	(397)	(3,182)

Income (loss) before provision (benefit) for income taxes, equity in loss of affiliate, and minority interest	(137,475)	135,563	(1,912)
Provision (benefit) for income taxes	(32,651)	31,906	(745)
Equity in loss of affiliate	(4)	4	—
Minority interest	(55)		(55)

Net income (loss) before preferred dividends	(104,883)	105,144	(1,222)
Preferred dividends	(146)		(146)

Net income attributable to common shareholders	(105,029)	105,144	(1,368)

Net income per common share:
Basic:
Income from continuing operations before discontinued operations and preferred dividends	$(5.29)		$(0.06)
Preferred dividends	(0.01)		(0.01)

Net income attributable to common shareholders	$(5.29)		$(0.07)

Diluted
Income from continuing operations before discontinued operations and preferred dividends	$(5.29)		$(0.06)
Preferred dividends	(0.00)		(0.01)

Net income attributable to common shareholders	$(5.29)		$(0.07)

Weighted average shares outstanding:
Basic	19,839		19,839
Diluted	19,839		19,839

(a)	Represents the historical audited statement of operations as of December 31, 2003 contained in its current report on Form 10-K filed with the SEC on March 15, 2004.
(b)	Represents the 2003 results of operations related to the Merchant Processing Segment.

The accompanying notes are an integral part of these condensed consolidated statements of operations.

InterCept, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Three Months Ended March 31, 2004

(in thousands, except per share data)

	(a) Three Months Ended March 31, 2004	(b) Adjustments	Three Months Ended March 31, 2004

	(Unadjusted)		(Adjusted)
Revenues:
Financial institution services	$51,497		$51,497
Customer reimbursements	2,864		2,864

Total revenues	54,361		54,361

Costs of services:
Costs of financial institution services	27,430		27,430
Customer reimbursements	2,864		2,864
Selling, general and administrative expenses	18,263		18,263
Depreciation and amortization	4,382		4,382

Total operating expenses	52,939		52,939

Operating income	1,422		1,422
Other (expense) income, net	473		473

Income before provision for income taxes, equity in loss of affiliates, minority interest and discontinued operations	1,895		1,895
Provision for income taxes	790		790
Minority interest	(12)		(12)

Income from continuing operations before discontinued operations and preferred dividends	1,093		1,093
Discontinued operations
Loss from discontinued operations, net of income tax benefit of $(789) in 2004	(209)	209	—
Gain on disposal from discontinued operations net of income tax expense of $3,156 in 2004	(3,041)	3,041	—

Income (loss) from discontinued operations	(3,250)		—
Net income before preferred dividends	(2,157)		1,093
Preferred dividends	(125)		(125)

Net income attributable to common shareholders	(2,282)		968

Net income per common share:
Basic:
Income from continuing operations before discontinued operations and preferred dividends	$0.05		$0.06
Income (loss) from discontinued operations	(0.16)		—
Preferred dividends	(0.00)		(0.00)

Net income attributable to common shareholders	$(0.11)		$0.05

Diluted
Income from continuing operations before discontinued operations and preferred dividends	$0.05		$0.05
Income (loss) from discontinued operations	(0.16)		—
Preferred dividends	(0.00)		(0.00)

Net income attributable to common shareholders	$(0.11)		$0.05

Weighted average shares outstanding:
Basic	20,246		20,246
Diluted	20,246		21,307

(a)	Represents the historical statement of operations for the three months ended March 31, 2004 contained in its quarterly report on the Form 10-Q filed with the SEC on May 10, 2004. Additionally, the statement of operations above reflects the operations of the business excluding the merchant processing segment for which amounts related to discontinued operations were eliminated in note (b).
(b)	Represents the 2004 results of operations related to the Merchant Processing Segment.

The accompanying notes are an integral part of these condensed consolidated statements of operations.